UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2007

NEFF CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-144428	65-0626400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 N.W. 87th Avenue, Suite 400 Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

(305) 513-3350

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 22, 2007, Lori Forlano, Timothy Kacani and Michal Petrzela voluntarily resigned from the board of directors of Neff Corp. (the “Company”). In connection with these resignations and effective August 22, 2007, Kenneth M. Duberstein, Kevin A. Landgraver and Bryan Livingston were elected to the board, joining David H Cynn, Graham Hood, Juan Carlos Mas, John Thomson, Mark F. Vassallo and David W. Wiederecht. There is no arrangement or understanding between any of Messrs. Duberstein, Landgraver or Livingston and any other person pursuant to which he was elected as a director. As of the date of this Current Report on Form 8-K, there are no committees of the Company’s board and it is not known on which, if any, committees of the Company’s board these directors will serve.

Mr. Duberstein has served as Chairman and Chief Executive Officer of The Duberstein Group (consulting firm) since 1989. He was White House Chief of Staff in 1988 and 1989. Mr. Duberstein is on the boards of the following public companies: The Boeing Company, ConocoPhillips, Mack-Cali Realty Corporation and The Travelers Companies, Inc.

Mr. Landgraver currently provides consulting services to financial services firms and private equity investors. In 2006 and 2007, Mr. Landgraver provided consulting services to Lightyear Capital LLC. From September 2001 to May 2006, Mr. Landgraver was the Chief Financial Officer of Collegiate Funding Services, Inc., or CFS, an education finance company. During Mr. Landgraver’s tenure as Chief Financial Officer, CFS went from privately held to publicly traded via an initial public offering. Until its sale to a strategic buyer in March 2006, CFS was controlled by affiliates of Lightyear Capital LLC. Prior to joining CFS, Mr. Landgraver was a Senior Vice President with Wachovia Corporation.

Mr. Livingston has been the President and Chief Executive Officer of BakerCorp since 2004 and currently serves on its board of directors. BakerCorp is a leading provider of containment, pump and filtration solutions. Mr. Livingston joined BakerCorp in 1998 as a Director of Business Development and, in 2002, became its Chief Operating Officer. BakerCorp is controlled by affiliates of Lightyear Capital LLC. Prior to joining BakerCorp, Mr. Livingston worked in the chemical industry serving in finance, operations and marketing management capacities.

The Company is controlled by affiliates of Lightyear Capital LLC.

In connection with the election of Messrs. Duberstein, Landgraver and Livingston to the Company’s board of directors, the Company took the following actions with regard to compensation of its non-employee (or former employee) directors (which as of the date of this Current Report on Form 8-K consist of Messrs. Duberstein, Landgraver and Livingston):

(1)	granted each the option to purchase 25,000 shares of Neff Holdings Corp.’s common stock pursuant to the terms of Neff Holding Corp.’s 2007 Stock Option Plan (the “Plan”), and that certain form of Non-Qualified Stock Option Agreement (the “Form of Stock Option Agreement”), filed as exhibits 10.7 and 10.8 to the Company’s Registration Statement on Form S-4, File No. 333-144428 and incorporated herein by reference;

(2)	granted each the right to purchase 20,000 shares of Neff Holdings Corp.’s common stock at a price of $10.00 per share, which right expires on September 30, 2007; and

(3)	agreed to pay to each non-employee director an annual fee of $50,000 for serving as a director, a fee of $1,000 for each board meeting attended plus reasonable expenses, and an annual fee of $3,000 for each board committee on which such non-employee director serves plus reasonable expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEFF CORP.

By:	/s/ Mark Irion
Mark Irion Vice President, Chief Financial Officer and Secretary

Dated: August 28, 2007